Exhibit 7.7

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: December 27, 2012

HowStuffWorks, LLC

/s/Bruce Campbell
Name: Bruce Campbell Title: Chief Development Officer and General Counsel

Discovery Communications Holding, LLC

/s/Bruce Campbell
Name: Bruce Campbell Title: Chief Development Officer and General Counsel